
                                                                    EXHIBIT 4.1.

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                                VECTOR GROUP LTD.

                                    AS ISSUER

                                       AND

                             WELLS FARGO BANK, N.A.

                                   AS TRUSTEE

                                 --------------

                                    INDENTURE

                          DATED AS OF NOVEMBER 18, 2004

                                  -------------

             5% VARIABLE INTEREST SENIOR CONVERTIBLE NOTES DUE 2011

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                                TABLE OF CONTENTS

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RECITALS OF THE COMPANY.......................................................................       1

ARTICLE I Definitions and Other Provisions of General Application.............................       1
      Section 1.01.       Definitions.........................................................       1
      Section 1.02.       Compliance Certificates and Opinions................................      12
      Section 1.03.       Form of Documents Delivered to Trustee..............................      12
      Section 1.04.       Acts of Holders; Record Dates.......................................      13
      Section 1.05.       Notices, Etc., to Trustee and Company...............................      14
      Section 1.06.       Notice to Holders; Waiver...........................................      14
      Section 1.07.       Conflict with Trust Indenture Act...................................      14
      Section 1.08.       Effect of Headings and Table of Contents............................      15
      Section 1.09.       Successors and Assigns..............................................      15
      Section 1.10.       Severability Clause.................................................      15
      Section 1.11.       Benefits of Indenture...............................................      15
      Section 1.12.       Governing Law.......................................................      15
      Section 1.13.       Legal Holidays......................................................      15

ARTICLE II [RESERVED].........................................................................      15

ARTICLE III The Securities....................................................................      15
      Section 3.01.       Forms Generally.....................................................      15
      Section 3.02.       Legend on Restricted Securities.....................................      16
      Section 3.03.       Title and Terms.....................................................      16
      Section 3.04.       Denominations.......................................................      17
      Section 3.05.       Execution, Authentication, Delivery and Dating......................      17
      Section 3.06.       Temporary Securities................................................      17
      Section 3.07.       Registration; Registration of Transfer and Exchange;
                          Restrictions on Transfer............................................      18
      Section 3.08.       Mutilated, Destroyed, Lost and Stolen Securities....................      19
      Section 3.09.       Persons Deemed Owners...............................................      20
      Section 3.10.       Book-Entry Provisions for Global Securities.........................      20
      Section 3.11.       Cancellation and Transfer Provisions................................      22
      Section 3.12.       CUSIP Numbers.......................................................      23

ARTICLE IV Satisfaction And Discharge.........................................................      24
      Section 4.01.       Satisfaction and Discharge of Indenture.............................      24
      Section 4.02.       Application of Trust Money..........................................      24

ARTICLE V Remedies ...........................................................................      24
      Section 5.01.       Events of Default...................................................      24
      Section 5.02.       Acceleration of Maturity; Rescission and Annulment..................      26
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      Section 5.03.       Collection of Indebtedness and Suits for Enforcement by Trustee.....      27
      Section 5.04.       Trustee May File Proofs of Claim....................................      27
      Section 5.05.       Application of Money Collected......................................      28
      Section 5.06.       Limitation on Suits.................................................      28
      Section 5.07.       Unconditional Right of Holders to Receive Payment...................      29
      Section 5.08.       Restoration of Rights and Remedies..................................      29
      Section 5.09.       Rights and Remedies Cumulative......................................      29
      Section 5.10.       Delay or Omission Not Waiver........................................      29
      Section 5.11.       Control by Holders..................................................      30
      Section 5.12.       Waiver of Past Defaults.............................................      30
      Section 5.13.       Undertaking for Costs...............................................      30
      Section 5.14.       Waiver of Stay or Extension Laws....................................      30

ARTICLE VI The Trustee........................................................................      31
      Section 6.01.       Certain Duties and Responsibilities.................................      31
      Section 6.02.       Notice of Defaults..................................................      32
      Section 6.03.       Certain Rights Of Trustee...........................................      32
      Section 6.04.       Not Responsible for Recitals........................................      34
      Section 6.05.       May Hold Securities.................................................      34
      Section 6.06.       Money Held in Trust.................................................      34
      Section 6.07.       Compensation and Indemnity..........................................      34
      Section 6.08.       Disqualification; Conflicting Interests.............................      35
      Section 6.09.       Corporate Trustee Required; Eligibility.............................      35
      Section 6.10.       Resignation and Removal; Appointment of Successor...................      36
      Section 6.11.       Acceptance of Appointment by Successor..............................      37
      Section 6.12.       Merger, Conversion, Consolidation or Succession to Business.........      37
      Section 6.13.       Preferential Collection of Claims Against...........................      37

ARTICLE VII Holders' Lists And Reports By Trustee.............................................      38
      Section 7.01.       Company to Furnish Trustee Names and Addresses of Holders...........      38
      Section 7.02.       Preservation of Information; Communications to Holders..............      38
      Section 7.03.       Reports By Trustee..................................................      38

ARTICLE VIII Consolidation, Merger, Conveyance, Transfer Or Lease.............................      39
      Section 8.01.       Company May Consolidate, etc., Only on Certain Terms................      39
      Section 8.02.       Successor Substituted...............................................      39

ARTICLE IX Supplemental Indentures............................................................      40
      Section 9.01.       Supplemental Indentures Without Consent of Holders..................      40
      Section 9.02.       Supplemental Indentures With Consent of Holders.....................      41
      Section 9.03.       Execution of Supplemental Indentures................................      42
      Section 9.04.       Effect of Supplemental Indentures...................................      42
      Section 9.05.       Conformity with Trust Indenture Act.................................      42
      Section 9.06.       Reference in Securities to Supplemental Indentures..................      42

ARTICLE X Covenants ..........................................................................      43
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      Section 10.01.      Payments............................................................      43
      Section 10.02.      Maintenance of Office or Agency.....................................      43
      Section 10.03.      Money for Security Payments to be Held in Trust.....................      43
      Section 10.04.      Statement by Officers as to Default.................................      44
      Section 10.05.      Existence...........................................................      45
      Section 10.06.      Further Instruments and Acts........................................      45
      Section 10.07.      Reports and Delivery of Certain Information.........................      45
      Section 10.08.      Resale of Certain Securities........................................      46
      Section 10.09.      Book-Entry System...................................................      46
      Section 10.10.      Registration Default Payments Under the Registration Rights
                          Agreement...........................................................      46
      Section 10.11.      Information for IRS Filings.........................................      46

ARTICLE XI Redemption Prior to Maturity; Repurchase Upon A Fundamental Change.................      46
      Section 11.01.      Right to Require Redemption.........................................      46
      Section 11.02.      Notice of Right to Require Redemption...............................      47
      Section 11.03.      Redemption by Holder................................................      48
      Section 11.04.      Deposit of Redemption Price.........................................      48
      Section 11.05.      Securities Redeemed in Part.........................................      49
      Section 11.06.      Repurchase of Securities at Option of the Holder Upon
                          Fundamental Change..................................................      49
      Section 11.07.      Effect of Fundamental Change Repurchase Notice......................      52
      Section 11.08.      Securities Repurchased in Whole or in Part..........................      53
      Section 11.09.      Covenant to Comply With Securities Laws Upon Repurchase of
                          Securities..........................................................      53
      Section 11.10.      Deposit of Fundamental Change Repurchase Price......................      53
      Section 11.11.      Repayment to the Company............................................      53

ARTICLE XII Interest Payments on the Securities...............................................      54
      Section 12.01.      Interest Rate.......................................................      54

ARTICLE XIII Conversion.......................................................................      55
      Section 13.01.      Conversion Privilege................................................      55
      Section 13.02.      Conversion Procedure................................................      55
      Section 13.03.      No Fractional Shares................................................      58
      Section 13.04.      Taxes on Conversion.................................................      58
      Section 13.05.      Company to Provide Stock............................................      58
      Section 13.06.      Adjustment of Conversion Price......................................      59
      Section 13.07.      No Adjustment.......................................................      63
      Section 13.08.      Notice of Conversion Price Adjustment...............................      64
      Section 13.09.      Notice of Certain Transactions......................................      64
      Section 13.10.      Effect of Reclassification on Conversion Privilege..................      64
      Section 13.11.      Trustee's Disclaimer................................................      64
      Section 13.12.      Voluntary Decrease..................................................      65
      Section 13.13.      Company Determination Final.........................................      65

ARTICLE XIV Make-Whole Premium................................................................      65
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      Section 14.01.      Make-Whole Premium..................................................      65
      Section 14.02.      Payment of Make-Whole Premium.......................................      70
      Section 14.03.      Adjustment to the Make-Whole Premium................................      70

            EXHIBITS:

            Exhibit A Form of Face of Security

            Exhibit B Form of Reverse of Security

            Exhibit C Form of Trustee's Certificate of Authentication

            Exhibit D Fundamental Change Repurchase Notice

            INDENTURE, dated as of November 18, 2004, between Vector Group Ltd., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the "COMPANY"), having its principal office at 100 S.E. Second Street, Miami, Florida 33131, and Wells Fargo Bank N.A., a national banking association, as Trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the creation of an issue of its 5% Variable Interest Senior Convertible Notes Due 2011 (each, a "SECURITY" and collectively, the "SECURITIES") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (b) all other terms used herein and not otherwise defined that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            "ACT," when used with respect to any Holder, has the meaning specified in Section 1.04.

            "ADDITIONAL INVESTMENT RIGHTS" means the additional investment rights which will be exercisable to purchase up to $16,375,000 in principal amount of the Securities.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "AGENT MEMBERS" has the meaning specified in Section 3.08.

            "BLOOMBERG" means Bloomberg Financial Markets (or any successor thereto).

            "BOARD OF DIRECTORS" means, with respect to any Person, either the board of directors of such Person or any committee of that board duly authorized to take the subject action.

            "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, or executive order or governmental decree to be closed.

            "BUY-IN" has the meaning specified in Section 13.02(c).

            "BUY-IN PRICE" has the meaning specified in Section 13.02(c).

            "CALCULATION AGENT" has the meaning specified in Section 14.01(c).

            "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

            "CHANGE OF CONTROL EVENT" means the occurrence, after the Original Issue Date, of one or more of the following events:

            (1) any sale, transfer, lease, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the Company's property or assets to any Person or group of related Persons (other than to any of the Company's wholly owned Subsidiaries) as defined in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any sale, transfer, lease, conveyance or other disposition in which (x) Persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company's Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the total voting power of the outstanding Voting Stock of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition and (y) Persons who, directly or indirectly, are beneficial owners of the Company's Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction shares of common stock of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition in a proportion that does not, on the whole, materially differ from such ownership immediately prior to the transaction;

            (2) the approval by the holders of the Company's Capital Stock of any plan or proposal for liquidation or dissolution;

            (3) if any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than Bennett S. LeBow and the LeBow Persons) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company;

            (4) if at any time Bennett S. LeBow and/or any LeBow Person is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act,) either individually or collectively, directly or indirectly, of 65% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company; or

            (5) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, other than any consolidation or merger in which (x) Persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange
Act) of the Company's Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the total voting power of the outstanding Voting Stock of the continuing or surviving corporation or entity and (y) Persons who, directly or indirectly, are beneficial owners of the Company's Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction shares of common stock of the continuing or surviving corporation or entity in a proportion that does not, on the whole, materially differ from such ownership immediately prior to the transaction.

Notwithstanding the foregoing, a merger or consolidation shall not be deemed to constitute a "Change of Control Event" if (i) at least 90% of the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in such merger or consolidation consists of shares of Capital Stock that are, or immediately after the transaction or event will be, traded on a national securities exchange in the United States or quoted on the Nasdaq National

Market or The Nasdaq SmallCap Market (or which shall be so traded or quoted when issued or exchanged in connection with such merger or consolidation) (these securities being referred to as "publicly traded securities") and (ii) as a result of such merger or consolidation the Securities become convertible into such publicly traded securities, excluding cash payments for fractional shares.

            "CLOSING PRICE" means, for any security as of any date: (i) the last closing trade price for such security on the principal United States securities exchange or trading market (which, with respect to the Common Stock on the Original Issue Date, is the NYSE) on such date as reported by Bloomberg, (ii) if such securities exchange or trading market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price for such security prior to 4:00:00 p.m. New York time, as reported by Bloomberg, (iii) if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, (iv) if no last trade price is reported for such security by Bloomberg, the average of the highest bid prices and the lowest ask prices of any market makers for such security in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders.

            "CLOSING PRICE PER SHARE" means, with respect to the Common Stock, for any day, the Closing Price per share of Common Stock.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COMMISSION" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "COMMON STOCK" means the shares of Common Stock, par value $0.10 per share, of the Company as it exists on the Original Issue Date or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

            "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or any Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "CONVERSION AGENT" means the Trustee or such other office or agency designated by the Company with notice provided to the Holders where Securities may be presented for conversion.

            "CONVERSION DATE" has the meaning specified in Section 13.02(a).

            "CONVERSION LIMITATION" has the meaning specified in Section
13.02(i).

            "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, $19.57, subject to adjustment as provided herein.

            "CONVERSION RATE" has the meaning specified in Section 13.01(c).

            "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the Original Issue Date, located at Sixth & Marquette; N9303-120, Minneapolis, MN 55479; Attn: Corporate Trust Services.

            "CORPORATION" means a corporation, association, company, joint-stock company or business trust.

            "CURRENT MARKET PRICE" has the meaning specified in Section
13.06(e).

            "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

            "DEPOSITARY" means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

            "EFFECTIVE DATE" has the meaning specified in Section 14.01(b).

            "EVENT OF DEFAULT" has the meaning specified in Section 5.01.

            "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

            "EXPIRATION DATE" has the meaning specified in Section 13.06(d).

            "EXPIRATION TIME" has the meaning specified in Section 13.06(d).

            "FUNDAMENTAL CHANGE" means any transaction or event resulting in either a Change of Control Event or a Termination of Trading.

            "FUNDAMENTAL CHANGE COMPANY NOTICE" has the meaning specified in
Section 11.06(b).

            "FUNDAMENTAL CHANGE CONVERSION" has the meaning specified in Section 13.02.

            "FUNDAMENTAL CHANGE CONVERSION/REPURCHASE PERIOD" means the period beginning upon receipt of the Fundamental Change Company Notice and ending ten
(10) Trading Days after the Effective Date.

            "FUNDAMENTAL CHANGE REPURCHASE" has the meaning specified in Section 11.06(a).

            "FUNDAMENTAL CHANGE REPURCHASE NOTICE" has the meaning specified in
Section 11.06(c).

            "FUNDAMENTAL CHANGE REPURCHASE PRICE" has the meaning specified in the Section 11.06(a).

            "FUNDAMENTAL CHANGE SETTLEMENT DATE" means the Effective Date for a Fundamental Change. With respect to any Fundamental Change Conversion or Fundamental Change Repurchase for which a Notice of Conversion or Fundamental Change Repurchase Notice, as applicable, has been delivered after the Effective Date (and during the Fundamental Change Conversion/Repurchase Period), the Fundamental Change Settlement Date shall mean the date that is three (3) Business Days following the end of the Fundamental Change Conversion/Repurchase Period.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

            "GLOBAL SECURITY" means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

            "HOLDER" or "SECURITYHOLDER" means a Person in whose name a Security is registered in the Security Register.

            "INDEMNIFIED PARTY" has the meaning specified in Section 6.07.

            "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

            "INITIAL PURCHASERS" means Highbridge International LLC, Jefferies Paragon Master Fund, Ltd., Basso Capital, Camden Asset Management, EBF & Associates, LP, Canyon Partners Inc. and Hamilton Investment
Management.

            "INTEREST PAYMENT DATE" means (i) each February 15, May 15, August 15 and November 15 and ending on the Maturity Date, commencing February 15, 2005 and (ii) the Maturity Date.

            "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

            "ISSUE DATE" means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

            "LEBOW PERSONS" means the immediate family of Bennett S. LeBow and any "person" or "group" under Section 13(d)(3) of the Exchange Act that is controlled by solely by Bennett S. LeBow or his immediate family, any beneficiary of the estate of Bennett S. LeBow or his immediate family or any trust or partnership controlled by any of the foregoing.

            "MAJORITY HOLDERS" means the Holders of a majority in aggregate Principal Amount of the Outstanding Securities.

            "MAKE-WHOLE CONVERSION PRICE" has the meaning specified in Section 14.01(b).

            "MAKE-WHOLE PREMIUM" has the meaning specified in Section 14.01(b).

            "MAKE-WHOLE PREMIUM TABLE" has the meaning specified in Section 14.01(b).

            "MATURITY DATE," when used with respect to any Security, means the date on which the principal, the Redemption Price or the Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms hereof) of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, on the Redemption Date or a Fundamental Change Repurchase Date, or by declaration of acceleration or otherwise.

            "MAXIMUM ACCRUAL" has the meaning specified in Section 11.01(b).

            "MINIMUM REDEMPTION AMOUNT" has the meaning specified in Section 11.01(a).

            "NOTICE OF CONVERSION" has the meaning specified in Section
13.02(a).

            "NOTICE OF DEFAULT" has the meaning specified in Section 5.01.

            "NOTICE OF REDEMPTION RIGHT" has the meaning specified in Section 11.02.

            "NYSE" means the New York Stock Exchange, Inc.

            "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

            "OPINION OF COUNSEL" means a written opinion of counsel, who may be external or in-house counsel for the Company, reasonably acceptable to the Trustee.

            "ORIGINAL ISSUE DATE" means November 18, 2004.

            "OUTSTANDING" when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and (iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture; provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

            "PAYING AGENT" means any Person (including the Company) authorized by the Company to pay the Principal Amount of, interest and Registration Default Payments, if any, on the Securities to the Holders, including the Redemption Price or the Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms hereof) on behalf of the Company. The Company hereby initially appoints the Trustee to be the Paying Agent and the Company shall provide written notice to the Holders of any change in the Paying Agent hereafter.

            "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "PHYSICAL SECURITIES" means permanent certificated Securities in registered form issued in denomination of $1,000 Principal Amount and integral multiples thereof.

            "PRINCIPAL AMOUNT" of a Security means the Principal Amount as set forth on the face of the Security.

            "PURCHASED SHARES" has the meaning specified in Section 13.06(d).

            "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A.

            "RECORD DATE" for the interest payable on any Interest Payment Date means each February 1, May 1, August 1 and November 1 (whether or not a Business
Day) next preceding such Interest Payment Date.

            "RECORD DATE" has the meaning specified in Section 13.06(f).

            "REDEMPTION DATE" means November 15, 2009.

            "REDEMPTION PRICE" has the meaning specified in Section 11.01(a).

            "REGISTRATION DEFAULT PAYMENTS" has the meaning specified in the Registration Rights Agreement.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of November 16, 2004, by and among the Company and the Initial Purchasers, for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "RESPONSIBLE OFFICER" means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

            "RESTRICTED GLOBAL SECURITY" means a Global Security representing Restricted Securities.

            "RESTRICTED SECURITY" or "RESTRICTED SECURITIES" has the meaning specified in Section 3.02.

            "RIGHTS PLAN" has the meaning specified in Section 13.06(c).

            "RULE 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

            "RULE 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

            "RULE 144A INFORMATION" has the meaning specified in the Section 10.07(b).

            "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "SECURITY" or "SECURITIES" has the meaning specified in the first paragraph of the Recitals of the Company.

            "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of November 16, 2004, entered into by and among the Company and the Initial Purchasers in connection with the sale of the Securities.

            "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 3.07.

            "SHARE DELIVERY DATE" has the meaning specified in Section 13.02(b).

            "SHELF REGISTRATION STATEMENT" means a registration statement under the Securities Act registering the Securities and the Common Stock issuable on conversion thereof for resale pursuant to the terms of the Registration Rights Agreement.

            "SIGNIFICANT SUBSIDIARY" shall have the meaning ascribed to such term in Regulation S-X under the Exchange Act.

            "STOCK PRICE" has the meaning specified in Section 14.01(b).

            "STOCK PRICE CAP" has the meaning specified in Section 14.01(b).

            "STOCK PRICE THRESHOLD" has the meaning specified in Section
14.01(b).

            "STATED MATURITY" when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security together with accrued and unpaid interest and Registration Default Payments, if any, is due and payable.

            "SUBSIDIARY" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

            "SURVIVING ENTITY" has the meaning specified in Section 8.01.

            "TERMINATION OF TRADING" means that the Common Stock or other securities into which the Securities are convertible is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

            "TRADING DAY" means (a) if the applicable security is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business, (b) if the applicable security is quoted on the Nasdaq National Market or Nasdaq SmallCap Market, a day during which trades may be made thereon or (c) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

            "TRANSFER" for purposes of Section 3.07, has the meaning specified in Section 3.07.

            "TRANSFER RESTRICTED SECURITY" means a Security required to bear the restricted legend set forth in the form of Security set forth as Exhibit A attached hereto.

            "TRIGGER EVENT" has the meaning specified in Section 13.06(c).

            "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as in effect on the date as of which this Indenture was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "2001 INDENTURE" means the Indenture dated as of July 5, 2001 between the Company and U.S. Bank Trust National Association, as Trustee, under which the Company's 6 1/4% Convertible Subordinated Notes due 2008 are issued and outstanding.

            "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

            "VICE PRESIDENT" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

            "VOTING STOCK" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "WEIGHTED AVERAGE PRICE" means, for any security as of any date, (i) the dollar volume-weighted average price for such security on the principal United States securities exchange or trading market (which, with respect to the Common Stock on the Original Issue Date, is the NYSE) during the period beginning at 9:30:01 a.m., New York time (or such other time as such exchange or market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such exchange or market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, (ii) if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or (iii) if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

            Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is reasonably necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; provided, however, with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

            Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Section 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

                  (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                  (d) The ownership of Securities shall be proved by the Security Register.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

            Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

                  (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Secretary.

            Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

            Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

            Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision of the Trust Indenture Act which is required hereunder to be a part of and govern this Indenture, the required provision shall control.

            Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

            Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

            Section 1.10. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            Section 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

            Section 1.13. Legal Holidays. In any case where any Interest Payment Date, Stated Maturity, Redemption Date or Fundamental Change Settlement Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) the payments otherwise required to be made on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date; provided, that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Stated Maturity, Redemption Date or Fundamental Change Settlement Date, as the case may be.

                                   ARTICLE II

                                   [RESERVED]

                                  ARTICLE III

                                 THE SECURITIES

            Section 3.01. Forms Generally. The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth under Exhibits A, B and C, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

            The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article. The aggregate Principal

Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

            Section 3.02. Legend on Restricted Securities. During the period beginning on the Issue Date and ending on the date two years from such date, any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a "RESTRICTED SECURITY" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security attached hereto as Exhibit A; provided, however, that the term "Restricted Security" shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.07. All Securities shall bear the applicable legends set forth on the face of the form of Security attached hereto as Exhibit A. Except as provided in Section 3.07 and Section 3.11, the Trustee shall not issue any unlegended Security until it has received an Officers' Certificate from the Company directing it to do so.

            Section 3.03. Title and Terms. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is initially limited to $65,500,000 (subject to increase by up to an additional aggregate principal amount of $16,375,000 in the event the Initial Purchasers exercise the Additional Investment Rights), except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.06, 3.07, 3.08 or 9.06. Other than as set forth in the preceding sentence, the Company shall not issue any Securities under this Indenture.

            The Securities shall be known and designated as the "5% VARIABLE INTEREST SENIOR CONVERTIBLE NOTES DUE 2011" of the Company. The Principal Amount shall be payable at the Stated Maturity, or at the election of the Holder, at the Redemption Date.

            The Principal Amount and accrued interest and Registration Default Payments, if any, on the Securities shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            The Securities shall not have the benefit of a sinking fund.

            The Securities shall rank pari passu with, all other unsecured and unsubordinated indebtedness of the Company. The Company will not incur or issue any subordinated indebtedness unless such indebtedness is unsecured and subordinated to the Securities on terms no less favorable than those applicable to senior indebtedness which constitutes Designated Senior Indebtedness under the 2001 Indenture.

            The Securities shall constitute "Senior Indebtedness", and the Company hereby designates the Securities as "Designated Senior Indebtedness", in each case under the 2001 Indenture.

            Section 3.04. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 above that amount.

            Section 3.05. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents.

            Securities bearing the manual or facsimile signatures of individuals who were at the time of execution of the Securities the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

            Each Security shall be dated the date of its authentication.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

            Section 3.06. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            Section 3.07. Registration; Registration of Transfer and Exchange; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section
10.02 being herein sometimes collectively referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Company hereby appoints the Trustee to serve as "Security Registrar" (the "SECURITY REGISTRAR") for the purpose of registering Securities and transfers of Securities as herein provided.

                  Upon surrender for registration of transfer of any Security duly endorsed, or accompanied by a written instrument of transfer satisfactory to the Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 3.01, 3.02 and 3.11).

                  At the option of the Holder and subject to the other provisions of this Section 3.07 and to Section 3.11, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at the Security Register. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Except as provided in the following sentence and in Section 3.11, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legend required by Sections 3.01 and 3.02, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order and an Opinion of Counsel stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities which are issued upon registration of transfer of, or in exchange for, Securities which are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.06 not involving any transfer.

                  The Company shall not be required to exchange or register a transfer of any Security (i) during the 15-day period immediately preceding the mailing of any Notice of Redemption Right of any Security, (ii) after any Notice of Redemption Right has been given by any Holders, except, where such notice provides that such Security is to be redeemed only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be redeemed, (iii) that has been surrendered for conversion or (iv) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except, where such Fundamental Change Repurchase Notice provides that such Security is to be purchased only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be purchased.

                  (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on Transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 3.01 and 3.02, unless such restrictions on Transfer shall be terminated in accordance with this Section 3.07(b) or Section 3.11. The Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on Transfer.

                  The restrictions imposed by this Section 3.07 and by Sections 3.01, 3.02 and 3.11 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel stating that such Restricted Security has been sold pursuant to an effective Shelf Registration Statement under the Securities Act or Transferred in compliance with Rule 144. Any Restricted Security as to which the Company has delivered to the Trustee such Officers' Certificate and Opinion of Counsel may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.07, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Sections 3.01 and 3.02. The Company shall inform the Trustee in writing of the effective date of any Shelf Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Shelf Registration Statement.

                  As used in the preceding two paragraphs, the term "Transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

                  (c) Neither the Trustee nor any of its agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

            Section 3.08. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or has been presented for redemption in full, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

            Upon the issuance of any new Security under this Section 3.08, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security issued pursuant to this Section 3.08 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            Section 3.09. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of and interest and Registration Default Payments, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Section 3.10. Book-Entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in accordance with Section 3.01.

                  (b) Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

                  (c) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of
Section 3.11. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (A) such Depositary has notified the Company (or the Company becomes aware) that the Depositary (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of such event; or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section
5.02 and the Trustee requests that Physical Securities be issued; provided that Holders of Physical Securities offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security.

                  (d) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to clause (c) of this Section 3.10, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (e) In connection with the transfer of the entire Global Security to beneficial owners pursuant to clause (c) of this Section 3.10, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.

                  (f) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to clause
(c) or (d) of this Section 3.10 shall, except as otherwise provided by clause
(c) of Section 3.11, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in accordance with Section 3.01.

                  (g) The holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through

Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (h) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payment to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely on information furnished by the Depositary with respect to its members, participants and any beneficial owners.

            Section 3.11. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article XIII hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

                  (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Physical Security constituting a Restricted Security to a QIB:

                        (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing that: (A) it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion; (B) it and any such account is a QIB within the meaning of Rule 144A; (C) it is aware that the sale to it is being made in reliance on Rule 144A; (D) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and (E) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                        (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

                  (b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Sections 3.01 and 3.02, the Security Registrar shall deliver Securities that do not bear such legends. Upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Sections 3.01 and 3.02, the Security Registrar shall deliver only Securities that bear such legends unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (c) General. By its acceptance of any Security bearing the legends required by Sections 3.01 and 3.02, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

                  The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.11. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            Section 3.12. CUSIP Numbers. In issuing the Securities, the Company may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices delivered, and as a convenience, to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

            Section 4.01. Satisfaction and Discharge of Indenture.

                  (a) This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, when either (i) all Outstanding Securities have been delivered to the Trustee for cancellation; or (ii) all Outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities not theretofore delivered to the Trustee for cancellation; and if in either case the Company has paid all other sums payable hereunder by the Company. The Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

            Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest and Registration Default Payments, if any, for whose payment such money has been deposited with the Trustee.

                                   ARTICLE V

                                    REMEDIES

            Section 5.01. Events of Default. "EVENT OF DEFAULT" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the Company's (A) failure to deliver the required number of shares of Common Stock within 30 Business Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Securities into shares of Common Stock that is tendered in accordance with the provisions of the Securities; or

                  (b) at any time following the thirtieth consecutive Business Day that a Holder's (i) pro rata share of the number of shares of the Common Stock reserved for the purpose of issuance upon conversion of all Securities is less than the (ii) number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Principal Amount of such Holder's Securities (without regard to the Conversion Limitation); or

                  (c) a default in the payment of interest or Registration Default Payments, if any, on any Securities when due and payable and such default continues for a period of 5 days; or

                  (d) a default in the payment of the Principal Amount, the Redemption Price, the Fundamental Change Repurchase Price or any applicable Make-Whole Premium on any Security when it becomes due and payable; or

                  (e) a default in the performance of any covenant, agreement or condition of the Company in this Indenture or the Securities (other than a default specified in clauses (a) through (d) above), and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (f) a default by the Company or any Significant Subsidiary in the payment of the principal or interest on any loan agreement or other instrument under which there may be outstanding, or by which there may be evidenced, any debt for money borrowed in excess of $10 million in the aggregate of the Company and any Significant Subsidiary (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to the Company or to such Significant Subsidiary), whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable prior to its stated maturity, and such acceleration shall not have been rescinded or annulled within 30 days after written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder has been received by the Company or such Significant Subsidiary from the Trustee or by the Trustee, the Company and such Significant Subsidiary by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities; provided that if any time before a judgment or decree has been obtained by the Trustee as hereinafter provided, such default is remedied or cured by the Company or such Significant Subsidiary within the applicable cure period, or is waived by the holders of such indebtedness, default under this clause (f) shall be deemed to have been remedied, cured or waived, as the case may be; or

                  (g) one or more final unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time, are rendered against the Company or any Significant Subsidiary and not stayed, bonded or discharged within 60 days; or

                  (h) a failure by the Company to give the Fundamental Change Company Notice when required by Section 11.06 hereof; or

                  (i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (j) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

            Section 5.02. Acceleration of Maturity; Rescission and Annulment.
(a) If an Event of Default (other than those specified in clauses (i) and (j) of Section 5.01) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of Outstanding Securities, may declare the Principal Amount plus accrued and unpaid interest and Registration Default Payments, if any, on all Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest and Registration Default Payments, if any, shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) of Section 5.01, the Principal Amount plus accrued and unpaid interest and Registration Default Payments, if any, on all Outstanding Securities will ipso facto become due and payable without any declaration or other Act on the part of the Trustee or any Holder.

            Upon demand of the Trustee, following the occurrence of an Event of Default specified in Section 5.01(d), the Company shall pay to the Trustee, for the benefit of the Holders, the amounts specified in Section 5.02(b)(i).

                  (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Majority Holders, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction and if:

                        (i) the Company has paid or deposited with the Trustee a sum sufficient to pay

                              (A) all overdue interest on the Securities,

                              (B) the Principal Amount plus accrued and unpaid
interest and Registration Default Payments, if any, the Redemption Price or the Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms hereof), as applicable, on any Securities which have become due otherwise than by such declaration of acceleration, and

                              (C) all sums paid or advanced by the Trustee
hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07; and

                        (ii) all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid interest and Registration Default Payments, if any, on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

                        No such rescission shall affect any subsequent default or impair any right consequent thereon.

            Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest and Registration Default Payments, if any, on the Outstanding Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            Section 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 6.07.

            No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            The Trustee shall be entitled to participate as a member of any official committee of creditors of the Company as it deems necessary or advisable.

            Section 5.05. Application of Money Collected. Any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 6.07;

            SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, the Redemption Price, the Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms hereof) or interest and Registration Default Payments, if any, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

            THIRD: The balance, if any, to the Company.

            Section 5.06. Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in clause (i) or (j) of Section 5.01), unless:

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding;

                  (d) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Holders; and

                  (e) it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

            Section 5.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, the Redemption Price, the Fundamental Change Repurchase Price, any applicable Make-Whole Premium or interest and Registration Default Payments, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date or Fundamental Change Settlement Date, as applicable, and to convert the Securities in accordance with Article XIII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

            Section 5.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            Section 5.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 5.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            Section 5.11. Control by Holders. The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

                  (c) the Trustee may refuse to follow any direction that may involve the Trustee in personal liability for which the Trustee would not otherwise be entitled to indemnification pursuant to the terms of this Indenture.

            Section 5.12. Waiver of Past Defaults. The Majority Holders may, on behalf of the Holders of all the Securities, waive any past Default hereunder and its consequences, except a Default:

                  (a) described in clauses (c), (d), (i) or (j) of Section 5.01; or

                  (b) in respect of a covenant or provision hereof which under
Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            Section 5.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney's fees, and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this
Section 5.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount or interest or Registration Default Payments on any Security on or after the Maturity Date of such Security, the Redemption Price, the Fundamental Change Repurchase Price or any applicable Make-Whole Premium. This Section 5.13 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

            Section 5.14. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                   THE TRUSTEE

            Section 6.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                        (1) the duties of the Trustee shall be determined solely
                  by the express provisions of this Indenture and the Trust Indenture Act (as applicable) and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

                        (2) in the absence of bad faith on its part, the Trustee
                  may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability (financial or otherwise). The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs and expenses which may be incurred by it (including repayment of its own funds) in compliance with such request, order or direction.

                  (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) of this Section 6.01.

      The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

      Section 6.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder of which it has actual knowledge or notice per
Section 6.03(h) within 10 days after having knowledge of the occurrence thereof. The preceding sentence shall be in lieu of the provision to Section 315(b) of the Trust Indenture Act and such proviso is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

      Section 6.03. Certain Rights Of Trustee. Subject to the provisions of
Section 6.01:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) unless specifically provided otherwise in this Indenture, any demand, request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or Officer's Certificate; and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a copy thereof certified by the Secretary or an assistant secretary of the Company to have been duly adopted and in full force and effect on the date thereof;

                  (c) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Section 1.02. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The written advice of the Trustee's counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys, at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (f) the Trustee shall not be under a duty to review or evaluate any report or information delivered to the Trustee pursuant to the provisions of Section 10.07 for the purposes of making such reports available to it and to the Holders of Securities who may request such information; delivery of such reports, information and documents to the Trustee as may be required under 10.07 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates);

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for the misconduct or negligence of such agents and attorneys appointed with due care;

                  (h) the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been received by a Responsible Officer from the Company or any other obligor on such Securities or by any Holder of such Securities and such notice references the Securities and this Indenture. In the absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists;

                  (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including the Trustee's officers, directors, agents and employees and each agent, custodian and other Person employed to act hereunder. Such rights, privileges, protections, immunities and benefits, including, without limitation, the right to indemnification, together with the Trustee's right to compensation and reimbursement of expenses, shall survive the Trustee's resignation or removal and final payment of the Securities;

                  (k) the permissive rights of the Trustee to take any action under this Indenture shall not be construed as a duty to so act unless so specified herein; and

                  (l) the Trustee shall not be required to give any bond or surety in respect of the performance or exercise of its powers or duties hereunder.

            Section 6.04. Not Responsible for Recitals. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities or of the Common Stock. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

            Section 6.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

            Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

            Section 6.07. Compensation and Indemnity. The Company shall pay to the Trustee, the Conversion Agent, the Paying Agent and the Security Registrar (each an "INDEMNIFIED PARTY") from time to time compensation for their respective services as Trustee, Conversion Agent, Paying Agent or Security Registrar, as the case may be, as agreed in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties hereunder. Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party's agents and counsel.

            The Company hereby indemnifies each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with the Indenture or the administration of the trust created hereby, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 6.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder (including the reasonable fees and expenses of counsel). An Indemnified Party shall notify the Company promptly of any claim asserted against such Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party's sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party's defense and there is no conflict of interest between or alternative defenses between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

            To secure the Company's payment obligations in this Section 6.07, each Indemnified Party shall have a lien prior to the Securities on all monies or property held or collected by the Trustee, in its capacity as Trustee, except funds held in trust for the benefit of Holders of particular Securities.

            When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 5.01(h) or (i) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

            The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee, Conversion Agent, Paying Agent or the Security Registrar.

            "Trustee", "Paying Agent", "Conversion Agent", and "Security Registrar" for purposes of this Section 6.07 shall include any predecessor Trustee, Paying Agent, Conversion Agent, and Security Registrar; provided, however, that the bad faith, gross negligence or willful misconduct of any Trustee, Paying Agent, Conversion Agent, and Security Registrar hereunder shall not affect the rights of any other Trustee, Paying Agent, Conversion Agent, and Security Registrar hereunder.

            Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

            Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or whose parent banking company has, a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            Section 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Trustee for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Majority Holders delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the notice of removal, the Trustee being removed may petition, at the reasonable expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

                  (d) If at any time:

                        (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                        (ii) the Trustee shall cease to be eligible under
Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                        (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or

                        (iv) a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Company Order may remove the Trustee, or (B) subject to Section 5.13, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Majority Holders delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            Section 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

            Notwithstanding the resignation or removal of the Trustee, the Company's obligations under Section 6.07 shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such resignation or removal.

            Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

            Section 6.13. Preferential Collection of Claims Against. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                  ARTICLE VII

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

            Section 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

                  (a) quarterly, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

            Section 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

                  (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

            Section 7.03. Reports By Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15 in each calendar year, commencing on May 15, 2005. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

            Section 8.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                  (a) either (i) the Company shall be the continuing Person or
(ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "SURVIVING ENTITY"), (1) shall be either (a) organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, or (b) organized under the laws of a jurisdiction outside the United States and has, or immediately after the transaction or event will have, common stock traded on a national securities exchange in the United States or quoted on the NYSE, the Nasdaq National Market or The Nasdaq SmallCap Market and a worldwide total market capitalization of its equity securities before giving effect to the consolidation or merger of at least $250 million, and (2) the Surviving Entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

                  (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                  (c) the Company or the Surviving Entity has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VIII and Article IX, respectively and, if applicable, such supplemental indenture shall provide (i) that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the shares of Common Stock deliverable upon conversion of such Security immediately prior to such consolidation merger, sale or conveyance and
(ii) for adjustments of the Conversion Price which shall be nearly as equivalent as may be practicable to the adjustments of the Conversion Price provided for in
Article XIII.

            The provisions of this Section 8.01 shall similarly apply to successive consolidations, mergers, sales or conveyances.

            Section 8.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section

8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

            Section 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                  (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (c) to provide for a successor Trustee with respect to the Securities; or

                  (d) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (d) shall not adversely affect the interests of the Holders in any material respect; or

                  (e) to add any additional Events of Default for the benefit of the Holders; or

                  (f) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets; or

                  (g) to decrease the Conversion Price of the Securities; provided, however, that such decrease shall be in accordance with the terms of this Indenture or shall not adversely affect the interests of the Holders; or

                  (h) to supplement any provision of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities; provided that such change or modification would not reasonably be expected to adversely affect the interests of the Holders in any material respect; or

                  (i) to make any change or modification necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights

Agreement; provided that such change or modification does not adversely affect the interests of the Holders; or

                  (j) to add or modify any other provision herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not reasonably be expected to adversely affect the interests of the Holders in any material respect.

            Section 9.02. Supplemental Indentures With Consent of Holders. With the consent of the Majority Holders by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (a) reduce the rate of or extend the time for payment of interest, if any, on such Security; or

                  (b) reduce the Principal Amount of, or extend the Stated Maturity of, such Security; or

                  (c) make any change that impairs or adversely affects the conversion rights of such Security; or

                  (d) reduce the Redemption Price, the Fundamental Change Repurchase Price of any Security, the Make-Whole Premium or amend or modify in any manner adverse to the Holders the Company's obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

                  (e) modify the provisions with respect to the right of Holders to cause the Company to redeem Securities on the Redemption Date or to repurchase Securities upon a Fundamental Change in a manner adverse to Holders; or

                  (f) make any interest or principal on a Security payable in money other than that stated in the Security or other than in accordance with the provisions of this Indenture; or

                  (g) impair the right of any Holder to receive payment of the Principal Amount of or interest or Registration Default Payments, if any, on a Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

                  (h) reduce the quorum or voting requirements under this Indenture; or

                  (i) change the ranking of the Securities in a manner adverse to the Holders; or

                  (j) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

                  (k) reduce the percentage in Principal Amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                  (l) modify any of the provisions of this Section 9.02 or
Section 5.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

                  (m) modify the provisions of the Indenture in a manner adverse to the Holders in any material respect.

                  It shall not be necessary for any Act of Holders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

            Section 9.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE X

                                    COVENANTS

            Section 10.01. Payments. The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture.

            Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 12:00 noon, New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the Principal Amount and interest, including Redemption Price and Fundamental Change Repurchase Price, any applicable Make-Whole Premium and Registration Default Payments, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            Section 10.02. Maintenance of Office or Agency. The Company shall maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            Section 10.03. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

            Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and

(unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

            The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for one year after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for one year after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 10.03 shall be held uninvested and without any liability for interest.

            Section 10.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

            The Company shall promptly deliver to the Trustee and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposes to take with respect thereto.

            Section 10.05. Existence. Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

            Section 10.06. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            Section 10.07. Reports and Delivery of Certain Information. (a) The Company shall file with the Trustee such annual and quarterly reports, information, documents and other reports, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, within 15 days after the applicable filing date as set forth in the Exchange Act, whether or not Company makes the filing with the Commission. The Company also shall comply with Trust Indenture Act Section 314(a), whether or not the Securities are governed by the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates). At any time when the Company is not subject to Section 13 of 15(d) of the Exchange Act, the Company shall furnish to the Trustee (i) quarterly financial statements within 45 days after the end of each fiscal quarter that are substantially equivalent to those the Company would be required to file with the Commission in a Quarterly Report on Form 10-Q, (ii) annual financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the Commission in an Annual Report on Form 10-K, including a report thereon by the Company's certified independent accountants, and (iii) accompanying each of the financial statements required by (i) and (ii) above, information substantially equivalent to that required by Regulation S-K Item 303, "Management Discussion and Analysis of Financial Condition and Results of Operations;" provided, that in each case the delivery of materials to the Trustee by electronic means shall be deemed "furnished" to the Trustee for purposes of this Section 10.07; provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i), (ii) and (iii) above if it files such information with the Commission (if the Commission will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.

                  (b) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) and any reports required to be filed by them under the Exchange Act or the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

            Section 10.08. Resale of Certain Securities. During the period beginning on the Issue Date and ending on the date that is two years from the Issue Date, the Company shall not, and shall not permit any of its "affiliates" (as defined under Rule 144) to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

            Section 10.09. Book-Entry System. If the Securities cease to trade in the Depositary's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

            Section 10.10. Registration Default Payments Under the Registration Rights Agreement. If at any time Registration Default Payments become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Registration Default Payments that are payable and (ii) the date on which such Registration Default Payments are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Registration Default Payments are payable. If the Company has paid Registration Default Payments directly to the Persons entitled to such Registration Default Payments, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

            Section 10.11. Information for IRS Filings. The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders.

                                   ARTICLE XI

       REDEMPTION PRIOR TO MATURITY; REPURCHASE UPON A FUNDAMENTAL CHANGE

            Section 11.01. Right to Require Redemption. (a) The Company shall have no right at its option to redeem the Securities at any time prior to the Stated Maturity. The Company shall redeem prior to the Stated Maturity any Securities which Holders elect for redemption in accordance with this Article XI on the Redemption Date. Each Holder making an election in accordance with this Article XI shall, by notice given in accordance with Section 11.03, have the right to have its Securities redeemed by the Company, in whole or in part, on the Redemption Date at the Redemption Price; provided, however, that each Holder must (irrespective of the notice requirements of Section 11.02) redeem on the Redemption Date an amount equal to the product of (a) 12.5%, (b) (i) the sum of (x) $65,500,000 and (y) the Principal Amount of all Securities issued pursuant to the exercise of Additional Investment Rights, less (ii) the Principal Amount of Securities previously converted, redeemed or repurchased, and (c) a fraction (i) the numerator of which is the Principal Amount of the Outstanding Securities held by such Holder on the Redemption Date and (ii) the denominator of which is the aggregate Principal Amount of the Outstanding Securities held by all Holders (other than the Company) as of such date (the "MINIMUM REDEMPTION AMOUNT"). The "REDEMPTION PRICE" means the Principal Amount of the Securities to be redeemed, together with accrued and unpaid interest and Registration Default Payments, if any, to, but excluding the Redemption Date.

                  (b) Applicable High Yield Discount Obligation. Notwithstanding the preceding Section 11.01(a), if the sum of each Holder's total Minimum Redemption Amount would, but for this provision, exceed an amount equal to the product of: (i) the issue price (as defined in sections 1273(b) and 1274(a) of the Code ) of the Securities; and (ii) the yield to maturity (interpreted in accordance with section 163(i) of the Code) of the Securities (such product, the "MAXIMUM ACCRUAL"), then all accrued and unpaid interest, and if necessary the Principal Amount of the Securities, in excess of an amount equal to the Maximum Accrual shall be paid in cash by the Company to the Holders on the Redemption Date and at the end of any accrual period thereafter (as defined in section 1272(a)(5) of the Code) to prevent the Securities from being treated as an "Applicable High Yield Discount Obligation" within the meaning of section 163(i)(l) of the Code.

            Section 11.02. Notice of Right to Require Redemption. At least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice (the "NOTICE OF REDEMPTION RIGHT") of a Holder's right to require redemption by first-class mail, postage prepaid, to each Holder of Securities.

            The Notice of Redemption Right shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) the aggregate Minimum Redemption Amounts of all Holders;

                  (d) the Conversion Price;

                  (e) the name and address of the Paying Agent and Conversion Agent;

                  (f) that Securities presented for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

                  (g) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

                  (h) that Securities presented for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

                  (i) that, unless the Company defaults in making payment of such Redemption Price, interest and Registration Default Payments, if any, will cease to accrue on and after the Redemption Date with respect to the Securities to be redeemed;

                  (j) that if the Holder does not comply with the procedures specified and present Securities to be redeemed to the Paying Agent not later than the Redemption Date, the right to require redemption in excess of such Holder's Minimum Redemption Amount will terminate; and

                  (k) the CUSIP number of the Securities.

            At the Company's written request delivered at least 15 days prior to the date such notice is to be given to the Holders (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Redemption Right in the Company's name and at the Company's expense.

            For purposes of clarification, the redemption of the Minimum Redemption Amount shall occur notwithstanding any failure by any Holder to comply with the procedures specified in this Section 11.02 and present Securities to be redeemed to the Paying Agent.

            Section 11.03. Redemption by Holder. At any time after a Holder's timely receipt of a Notice of Redemption Right, but in no event later than five days prior to the Redemption Date, such Holder may require the Company to redeem, in whole or in part, an amount of the Securities held by such Holder in excess of such Holder's Minimum Redemption Amount by delivering a notice (the "NOTICE OF REDEMPTION") to the Paying Agent. The Notice of Redemption shall state:

                  (a) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be redeemed;

                  (b) the portion of any Principal Amount of the Security in excess of such Holder's Minimum Redemption Amount which the Holder will deliver to be redeemed; and

                  (c) that such Security shall be redeemed as of the Redemption Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

            Section 11.04. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities presented for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article XIII. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

            Section 11.05. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered. The Company shall not be required to (i) issue, register the transfer of, or exchange any Securities during a period of 10 days before the Redemption Date or (ii) register the transfer of, or exchange any, Securities so presented for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

            Section 11.06. Repurchase of Securities at Option of the Holder Upon Fundamental Change.

                  (a) General. If prior to the Stated Maturity there shall have occurred a Fundamental Change, each Holder shall have the option to require all or a portion (which portion must be in a Principal Amount of $1,000 or integral multiples thereof) of its Securities to be repurchased (the "FUNDAMENTAL CHANGE Repurchase") by the Company at the Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms hereof) on the Fundamental Change Settlement Date in accordance with the following procedures. The "FUNDAMENTAL CHANGE REPURCHASE PRICE" means the Principal Amount of the Securities to be repurchased, together with accrued and unpaid interest and Registration Default Payments, if any, to, but excluding, the Fundamental Change Settlement Date.

                  (b) Company Notice of Fundamental Change. Within 15 days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall deliver a written notice of Fundamental Change (the "FUNDAMENTAL CHANGE COMPANY NOTICE") by first-class mail or by overnight courier to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Securityholder and shall state:

                        (i) the events causing a Fundamental Change and the date of such Fundamental Change;

                        (ii) the last date of the Fundamental Change
Conversion/Repurchase Period by which a Holder must deliver a Fundamental Change Repurchase Notice to elect the repurchase option pursuant to this Section 11.06 or deliver a Notice of Conversion requesting conversion upon a Fundamental Change in accordance with Section 13.02;

                        (iii) the Fundamental Change Settlement Date;

                        (iv) the Fundamental Change Repurchase Price;

                        (v) the Conversion Price applicable on the date of the Fundamental Change Company Notice;

                        (vi) that Securities may be converted in connection with a Fundamental Change and any Securities as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article XIII hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                        (vii) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;

                        (viii) that the Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms hereof) for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Settlement Date and the time of surrender of such Security as described in clause (vii) above;

                        (ix) the procedures the Holder must follow to exercise rights under this Section 11.06;

                        (x) the procedures for withdrawing a Fundamental Change Repurchase Notice;

                        (xi) that, unless the Company defaults in making payment of the Fundamental Change Repurchase Price or any applicable Make-Whole Premium, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest and Registration Default Payments, if any, will cease to accrue on and after the Fundamental Change Settlement Date;

                        (xii) the CUSIP number of the Securities;

                        (xiii) that a Make-Whole Premium is required to be paid by the Company upon any conversion or redemption in connection with a Fundamental Change; and

                        (xiv) whether such Make-Whole Premium shall be paid in cash, by delivery of shares of Common Stock or a combination thereof in accordance with Section 14.01(c) (and containing such information required by Section 14.01(c)) and subject to the conditions of Section 14.01(d).

            The Company shall, at least three (3) Business Days prior to delivering the Fundamental Change Company Notice, deliver an Officers' Certificate to the Trustee specifying:

                              (A) the information required by the Fundamental
Change Company Notice pursuant to Section 11.06(b),

                              (B) if the Company elects to pay all or a portion
of the Make-Whole Premium in shares of Common Stock, that the conditions to such manner of payment set forth in Section 14.01(d) have been or will be complied with, and

                              (C) whether the Company desires the Trustee to
give the Fundamental Change Company Notice required by Section 11.06(b).

            If the Company requests that the Trustee shall give (at the Company's expense) such Fundamental Change Company Notice in the Company's name, the Company shall, in all cases, prepare the text of such Fundamental Change Company Notice. In connection with delivery of the Fundamental Change Company Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, or publish such information on the Company's website or through such other public medium as the Company may use at such time.

                  (c) Fundamental Change Repurchase Notice. In order to exercise its rights under Section 11.06 hereof, a Holder must deliver to the Paying
Agent:

                        (i) a written notice of repurchase (a "FUNDAMENTAL CHANGE REPURCHASE NOTICE"), substantially in the form of Exhibit D hereto, at any time during the Fundamental Change Conversion/Repurchase Period:

                              (A) the certificate number (if such Security is
held other than in global form) of the Security which the Holder will deliver to be repurchased;

                              (B) the portion of the Principal Amount of the
Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount of $1,000 or integral multiples thereof; and

                              (C) that such Security shall be purchased as of
the Fundamental Change Settlement Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

                        (ii) the Security (if such Security is held other than in global form) for cancellation prior to, on or after the Fundamental Change Settlement Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms hereof) therefor; provided that such Fundamental Change Repurchase Price (plus any applicable Make-Whole Premium) shall be so paid pursuant to this
Section 11.06 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

            Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

                  (d) Payment of Fundamental Change Repurchase Price. The Securities to be repurchased pursuant to this Section 11.06 shall be paid for by
(i) the payment of the Fundamental Change Redemption Price in cash and (ii) the payment of the Make-Whole Premium, at the option of the Company and subject to
Section 14.01(d), in either cash or shares of Common Stock.

                  (e) Procedure Upon Repurchase. The Company shall deposit cash at the time and in the manner as provided in Section 11.10, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be purchased pursuant to this Section 11.06. The Company shall make deposits relating to payment of the Make-Whole Premium in accordance with Section 14.02.

            Section 11.07. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 11.06(c), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms hereof) with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Settlement Date with respect to such Security (provided the conditions in Section 11.06(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 11.06(c). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XIII on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

            A Fundamental Change Repurchase Notice may be withdrawn only by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Fundamental Change Company Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Settlement Date specifying:

                  (a) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted;

                  (b) the certificate number (if such Security is held in other than global form) of the Security in respect of which such notice of withdrawal is being submitted; and

                  (c) the Principal Amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for purchase or repurchase by the Company.

            There shall be no repurchase of any Securities pursuant to Section
11.06 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price or any applicable Make-Whole Premium with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price or any applicable Make-Whole Premium with respect to such Securities) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

            Section 11.08. Securities Repurchased in Whole or in Part. Any Security which is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.

            Section 11.09. Covenant to Comply With Securities Laws Upon Repurchase of Securities. In connection with any offer to repurchase Securities under Section 11.06 (provided that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 11.06 to be exercised in the time and in the manner specified in
Section 11.06, as applicable.

            Section 11.10. Deposit of Fundamental Change Repurchase Price. Prior to 12:00 noon, New York City time, on the Business Day preceding the Fundamental Change Settlement Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Significant Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day), sufficient to pay the Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased or as of the Fundamental Change Settlement Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 11.10.

            Section 11.11. Repayment to the Company. The Trustee or the Paying Agent, as the case may be, shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to
Section 11.10 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Settlement Date, then as soon as practicable following the Fundamental Change Settlement Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

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

                                  ARTICLE XII

                       INTEREST PAYMENTS ON THE SECURITIES

            Section 12.01. Interest Rate. (a) Interest on the Securities shall be payable quarterly in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding such Interest Payment Date. Interest on the Securities shall accrue at a rate of 5% per annum. On each Interest Payment Date, an additional sum shall be payable as interest on each Security equal to the product of (i) the number of shares of Common Stock into which such Security was convertible on the Record Date for such Interest Payment Date (without regard to the Conversion Limitation) and (ii) the cash dividends or cash distributions, whether periodic, special, extraordinary, non-recurring or other, paid by the Company in cash per share of Common Stock during the three-month period ending on such Record Date (all such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other transaction during the applicable calculation period). In connection with the foregoing, the Company shall provide notice to the Trustee 30 days prior to each Interest Payment Date, setting forth the Company's calculation of the amount due. Notwithstanding the foregoing, during the period from the Original Issue Date to and including November 15, 2006, interest on the Securities shall accrue at the rate of 6 3/4% per annum if such rate would produce a greater amount of interest payable on any Interest Payment Date which includes any portion of such period than would result under the first three sentences of this
Section 12.01(a). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Securities shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the Original Issue Date, until the Principal Amount is paid or duly made available for payment.

                  (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be made by check mailed to the address of the Holder specified in the register of Securities; provided, however, that, with respect to any Holder with an aggregate Principal Amount of Securities in excess of $2,000,000, at the request of such Holder in writing to the Company, interest on such Holder's Securities shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least ten
(10) days prior to the applicable Interest Payment Date. In the case of a permanent Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting the Depositary to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

                                  ARTICLE XIII

                                   CONVERSION

            Section 13.01. Conversion Privilege. (a) Subject to the further provisions of this Article XIII, at any time or times after the Issue Date, a Holder of a Security may convert the Principal Amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on the Business Day prior to the Stated Maturity.

                  (b) Conversion Period. Notwithstanding the foregoing, if such Security is presented for repurchase pursuant to Article XI, such conversion right shall terminate at the close of business on the last day of the Fundamental Change Conversion/Repurchase Period for such Security (unless the Company shall default on payment when due of the Fundamental Change Repurchase Price and any applicable Make-Whole Premium), in which case the conversion right shall extend to the close of business on the date such default is cured and such Security is repurchased).

                  (c) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Principal Amount pursuant to Section 13.01 shall be determined by dividing (x) such Principal Amount by (y) the Conversion Price (the "CONVERSION RATE").

                  (d) Securities Converted in Whole or in Part. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                  (e) Rights of Holders. Unless otherwise provided herein, a Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article XIII.

            Section 13.02. Conversion Procedure.

                  (a) To convert a Security (or any portion thereof) into shares of Common Stock on any date (a "CONVERSION DATE"), a Holder must (i) complete and manually sign the conversion notice on the back of the Security (or a facsimile of the conversion notice) specifying the Principal Amount of such Security such Holder seeks to convert and deliver such notice (the "NOTICE OF CONVERSION") to a Conversion Agent, (ii) surrender the Security to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (iv) pay any transfer or similar tax in accordance with Section 13.04, if required. Anything herein to the contrary notwithstanding, in the case of Global Securities, a Notice of Conversion shall be delivered and such Securities shall be surrendered for conversion in accordance with the rules and procedures of the Depositary as in effect from time to time.

                  (b) The Company will, as soon as practicable after a Conversion Date, but in no event later than three Trading Days following the delivery of a Notice of Conversion (the "SHARE DELIVERY DATE") (i) provided the Conversion Agent is participating in the

Depositary's Fast Automated Securities Transfer Program, such aggregate number of shares of Common Stock to which the applicable Holder shall be entitled to such Holder's or its nominee's or nominees' balance account with the Depositary through its Deposit Withdrawal Agent Commission system, or (ii) if the Conversion Agent is not participating in the Depositary's Fast Automated Securities Transfer Program, issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled. The Person or Persons entitled to receive such Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion in full of a Security, such Person shall no longer be a Holder of such Security. Except as otherwise provided in Section 13.06, no payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

            Holders converting any Securities or portions thereof shall be entitled to receive any accrued and unpaid interest on the Principal Amount being converted as of a Conversion Date to the extent provided for in this
Section 13.02(b). If the Conversion Date occurs between the close of business on the Record Date and the opening of business on the immediately following Interest Payment Date, the Company shall pay to the applicable Holder in cash, on such Interest Payment Date, an amount equal to the accrued and unpaid interest through the Conversion Date on the Principal Amount of Securities such Holder is converting; provided, however, if the Company pays such Holder on such Interest Payment Date an amount equal to the interest otherwise payable to such Holder as if such Holder had not converted any Security or portion thereof prior to such Interest Payment Date, such Holder shall promptly pay to the Company an amount equal to the difference between (1) such interest payment received and
(2) the amount of accrued and unpaid interest through the Conversion Date for the Principal Amount converted by such Holder.

                  (c) Company's Failure to Timely Convert. If within three (3) Trading Days after the delivery by such Holder of a Notice of Conversion the Company shall, or if following the Company's request to deliver Common Stock the Conversion Agent shall, fail to issue and deliver or caused to be delivered to such Holder, or such Holder's nominee or nominees, such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Securities, and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of shares of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three (3) Business Days after such Holder's request and in such Holder's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price of the Common Stock on the Conversion Date.

                  (d) If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of Securities converted.

                  (e) The conversion by a Holder following its receipt of the Fundamental Change Company Notice during the Fundamental Change Conversion/Repurchase Period shall be a "FUNDAMENTAL CHANGE CONVERSION". In connection with a Fundamental Change Conversion, a Holder shall be entitled to receive the Make-Whole Premium with respect to any Principal Amount converted in accordance with Article XIV.

                  (f) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the applicable Holder, as soon as practicable but in no event later than ten Business Days after receipt of such Security, a new Security equal in Principal Amount to the unconverted portion of the Security surrendered.

                  (g) If the last day on which Security may be converted is not a Business Day in a place where a Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding Business Day.

                  (h) Holders that have already delivered a Fundamental Change Repurchase Notice with respect to a Security may not surrender such Security for conversion until the Fundamental Change Repurchase Notice has been withdrawn in accordance with the procedures set forth in Section 11.07.

                  (i) The Company shall not effect any conversion of a Security, and no Holder shall have the right to convert any portion of such Security, to the extent that after giving effect to such conversion (including any Make-Whole Premium), such Holder (together with such Holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the "CONVERSION LIMITATION"); provided, however, that the Conversion Limitation shall not apply to any Initial Purchaser (or any transferee thereof) listed on Schedule I hereto. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of a Security with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Security beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates.

Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 13.02(i), in determining the number of outstanding shares of Common Stock, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-K, 10-Q or Form 8-K, as the case may be; (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Holder, the Company shall within three Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Security, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Securities. Notwithstanding the foregoing, the Conversion Limitation shall not be applicable (i) on any of the ten Trading Days up to and including the Stated Maturity, or (ii) on any of the ten Trading Days up to and including the Effective Date or (iii) during the Fundamental Change Conversion/Repurchase Period.

            Section 13.03. No Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

            Section 13.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon such conversion. However, a Holder shall pay any such tax which is due because such Holder requests the shares of Common Stock to be issued in a name other than such Holder's name. The Conversion Agent may refuse to deliver the certificate representing the shares of Common Stock being issued in a name other than a Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than such Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

            Section 13.05. Company to Provide Stock. (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock (including after taking into account any adjustments to the Conversion Price pursuant to Section 13.06).

                  (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on the NYSE, the American Stock Exchange, the Nasdaq National Market, The Nasdaq SmallCap Market or other over-the-counter market or such other exchange or market on which the Common Stock is then listed or quoted. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Transfer Restricted Security shall remain a Transfer Restricted Security.

            Section 13.06. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective on the opening of business after the record date in the case of a dividend or distribution and shall become effective on the opening of business after the effective date in the case of subdivision or combination.

                  (b) In case the Company shall issue rights, options or warrants (other than pursuant to a stockholder rights plan) to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) at a price per share (or having a conversion , exercise or exchange price per share) less than the Current Market Price per share of Common Stock on the record date with respect to such issuance, (or if no such record date is fixed, the Business Day immediately prior to the date of announcement of such issuance) (treating the conversion, exercise or exchange price per share of the securities convertible into or exercisable or exchangeable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exercisable or exchangeable for Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Common Stock divided by (y) the number of shares of Common Stock initially underlying such security), the Conversion Price in effect shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such record date (or if no such record date is fixed, the applicable Business Day) by a fraction:

                        (1) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the record date (or if no such record date is fixed, the date of announcement of such issuance), plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock underlying the rights options, or warrants so issued (or the aggregate conversion, exercise or exchange price of the securities so offered) would purchase at such Current Market Price of the Common Stock; and

                        (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date with respect to such issuance (or if no such record date is fixed, the date immediately prior to the date of announcement of such issuance), plus the total number of additional shares of Common Stock underlying the rights, options or warrants so issued.

                        Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective on the day following the date of announcement of such issuance.

                  (c) (i) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding
(1) the portion of any dividends or distributions paid in cash, (2) dividends or distributions referred to in subsection (a) of this Section 13.06 or (3) distributions made in connection with the liquidation, dissolution or winding up of the Company), or shall distribute to all or substantially all holders of its Common Stock rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants referred to in subsection (b) of this Section 13.06 and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan or the detachment of such rights to the extent set forth in the second following paragraph), then in each such case the Conversion Price shall be adjusted to equal the price determined by multiplying the current Conversion Price by a fraction of which:

                        (1) the numerator of which shall be the Current Market Price per share of the Common Stock on such record date, less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer's Certificate delivered to the Trustee and the Conversion Agent) of the portion of the distributed assets (other than cash) so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date); and

                        (2) the denominator of which shall be such Current Market Price on such record date.

                  Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                        (ii) In the event that the Company has in effect a preferred shares rights plan ("RIGHTS PLAN"), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the Holders will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth

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

in the Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Company's Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion of the Securities, the Conversion Price will be adjusted as provided in this Section 13.06(c) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan that would allow a Holder to receive upon conversion, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), shall not constitute a distribution of rights, options or warrants pursuant to this Article XIII.

                        (iii) Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section
13.06 (and no adjustment to the Conversion Price under this Section 13.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this clause (c) of Section 13.06. If any such right or warrant, including any such existing rights, options or warrants distributed prior to the Original Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 13.06 was made, in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase.

                  (d) In case the Company or any of its Subsidiaries shall purchase any shares of the Company's Common Stock by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the "EXPIRATION DATE") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "EXPIRATION TIME"), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which:

                        (1) the numerator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with clause (e) of Section 13.06); and

                        (2) the denominator shall be the sum of (x) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with clause (f) of Section 13.06).

                  For purposes of this clause (d) of Section 13.06, the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee and the Conversion Agent) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this clause (d) of Section 13.06 to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 13.06(d). For purposes of this clause (d) of Section 13.06, the term "TENDER OFFER" shall mean and include both tender offers and exchange offers, all references to "PURCHASES" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "TENDERED SHARES" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  (e) For the purpose of any computation under clauses (b) and
(c) of Section 13.06, the current market price (the "CURRENT MARKET PRICE") per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days commencing 11 Trading Days before the record date with respect to distributions, issuances or other events requiring such computation under Section 13.06. For purposes of any computation under subsection (d) of this Section 13.06, the Current Market Price per share of Common Stock shall be deemed to be the arithmetic average of the daily Closing Prices for the ten consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Date.

                  (f) For the purpose of this Section 13.06, "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (g) In any case in which this Section 13.06 shall require that an adjustment be made to the Conversion Price, in lieu of the foregoing adjustment, the Company may, at its option, distribute, concurrently with the distribution to the holders of the outstanding Common Stock, shares of Common Stock, rights, options, warrants, any shares of Capital Stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (or the fair market value, as reasonably determined by the Board of Directors of the Company, of the foregoing in cash) that such Holder of Securities would have been entitled to receive, as applicable, had such Security been converted immediately prior to the happening of the record date relating to the event that would have caused such adjustment (without regard to the Conversion Limitation).

                  (h) In any case in which this Section 13.06 shall require that an adjustment be made following a record date, an announcement date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 13.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee and the Conversion Agent of the certificate described in Section 13.09) issuing to the Holder of any Security converted after such record date or announcement date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares.

            Section 13.07. No Adjustment. (a) No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par of the Common Stock.

                  (b) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash due.

                  (c) No adjustment in the Conversion Price shall be made pursuant to Section 13.06 if the Holders (in their capacity as Holders) may participate in the transaction that would otherwise give rise to an adjustment pursuant to Section 13.06.

                  (d) No adjustment in the Conversion Price shall be made for issuances of cash dividends or cash distributions, whether periodic, special, extraordinary, non-recurring or other, which the Holder is entitled to receive as interest pursuant to Section 12.01(a).

                  (e) Other than as described above in Section 13.06, no adjustment to the Conversion Price shall be required for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.

            Section 13.08. Notice of Conversion Price Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee and the Conversion Agent an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee and the Conversion Agent shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee and the Conversion Agent may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

            Section 13.09. Notice of Certain Transactions. In the event that:

                  (a) the Company takes any action which would require an adjustment in the Conversion Price (other than the issuance of dividends in the form of Common Stock);

                  (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

                  (c) there is a dissolution or liquidation of the Company,

                  the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least twenty days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 13.09.

            Section 13.10. Effect of Reclassification on Conversion Privilege. If there is any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 13.06); then the Company's such successor, as the case may be, shall, as a condition precedent to such reclassification, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Article XIII. The provisions of this Section 13.10 shall similarly apply to successive reclassifications.

            Section 13.11. Trustee's Disclaimer. The Trustee and the Conversion Agent shall have no duty to determine when an adjustment under this Article XIII should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 13.08. The Trustee and the Conversion Agent make no representation as to the validity or value of any securities or assets issued upon conversion of Securities and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article XIII.

            The Trustee and the Conversion Agent shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 13.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to
Section 13.10.

            Section 13.12. Voluntary Decrease. The Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period if the Board of Directors determines that such decrease would be in the best interest of the Company or the Board of Directors deems it advisable to avoid or diminish income tax to holders of shares of Common Stock in connection with any stock or rights dividend or distribution or similar event, and the Company provides 15 days prior notice of any increase in the Conversion Price.

            Section 13.13. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article XIII shall be conclusive if made in good faith and in accordance with the provisions of this Article XIII, absent manifest error, and set forth in a resolution of the Board of Directors.

                                  ARTICLE XIV

                               MAKE-WHOLE PREMIUM

            Section 14.01. Make-Whole Premium. (a) If a Fundamental Change occurs, the Company shall pay on the applicable Conversion Date or on the Fundamental Change Settlement Date, as the case may be, a Make-Whole Premium to Holders of Securities electing any Fundamental Change Conversion or a Fundamental Change Repurchase.

                  (b) The "MAKE-WHOLE PREMIUM" shall be determined by reference to the table below (the "MAKE-WHOLE PREMIUM TABLE") and is based on the date that the applicable Fundamental Change becomes effective (the "EFFECTIVE DATE") and the Stock Price. For purposes of this Agreement, "STOCK PRICE" means the price paid per share of Common Stock in the transaction constituting the applicable Fundamental Change, determined as follows: (i) if holders of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; or (ii) in all other circumstances, the Stock Price shall be the arithmetic average of the Closing Prices Per Share of the Common Stock on the ten Trading Days prior to, but not including, the Effective Date.

            The following table shows what the Make-Whole Premium would be for various Stock Prices and Effective Dates set forth below, expressed as a percentage of the Principal Amount of the Securities.

                            MAKE-WHOLE PREMIUM TABLE
                             (% OF PRINCIPAL AMOUNT)

                                                                 EFFECTIVE DATE
----------------------------------------------------------------------------------------------------------------------------------
              NOVEMBER 18,   NOVEMBER 15,  NOVEMBER 15,  NOVEMBER 15,  NOVEMBER 15,   NOVEMBER 15,    NOVEMBER 15,     NOVEMBER 15,
STOCK PRICE      2004           2005           2006         2007           2008           2009           2010             2011
-----------   ------------   ------------  ------------  ------------  ------------   ------------    ------------     ------------
$13.70            0.00           0.00          0.00          0.00          0.00           0.00             0.00           0.00

$16.31            8.53           6.89          5.32          4.18          3.04           0.25             0.00           0.00

$19.57           23.67          21.54         19.17         16.71         14.03          10.54             6.54           0.00

$22.83           22.76          20.39         17.69         14.73         11.32           7.30             2.28           0.00

$26.10           22.23          19.72         16.85         13.67         10.01           5.75             0.63           0.00

$29.36           21.92          19.33         16.37         13.08          9.33           5.05             0.16           0.00

$32.62           21.73          19.09         16.09         12.76          8.99           4.74             0.01           0.00

$35.88           21.61          18.95         15.93         12.58          8.81           4.60             0.00           0.00

$39.14           21.53          18.86         15.83         12.47          8.72           4.55             0.00           0.00

$42.41           21.48          18.80         15.77         12.41          8.67           4.52             0.00           0.00

$45.67           21.44          18.76         15.73         12.38          8.64           4.51             0.00           0.00

$48.93           21.42          18.74         15.71         12.36          8.63           4.51             0.00           0.00

If the Stock Price is between two Stock Price amounts listed on the Make-Whole Premium Table or the Effective Date is between two dates listed on the Make-Whole Premium Table, the Make-Whole Premium shall be determined by linear interpolation between the amounts set forth in the Make-Whole Premium Table for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day or 366-day year, as applicable. If the Stock Price on the Effective Date exceeds $48.93 per share (subject to adjustment pursuant to Section 13.06), (the "STOCK PRICE CAP"), the amount of the Make-Whole Premium will be equal to the Make-Whole Premium as if the Stock Price were $48.93 (subject to adjustment pursuant to Section 13.06); and if the Stock Price on the Effective Date is less than or equal to $13.70 per share (subject to adjustment pursuant to Section 13.06), (the "STOCK PRICE THRESHOLD"), no Make-Whole Premium will be paid. The Stock Prices set forth in the first column are subject to adjustment pursuant to
Section 14.03.

                  (c) Subject to Section 14.01(d), the Company may pay the Make-Whole Premium in shares of Common Stock (other than cash paid in lieu of fractional shares), in cash, in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change or in any combination of the foregoing. The Fundamental Change Company Notice delivered pursuant to Section 11.06(b) in connection with the Fundamental Change shall state the percentage of any Make-Whole Premium, stated in total principal amount as if all Securities then Outstanding shall be converted or redeemed during the Fundamental Change Conversion/Repurchase Period, that will, subject to Section 14.01(d), be paid in shares of Common Stock (which indication shall be irrevocable). If holders of Common Stock have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a share of Common Stock has been converted shall be deemed to equal the same percentage of each form of consideration as encompasses the aggregate consideration distributed in respect of all shares of Common Stock participating in the distribution. Unless the Company gives notice to the contrary, the Make-Whole Premium shall, subject to Section 14.01(d), be paid in shares of Common Stock (or, if applicable, in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change).

            If the Company elects, subject to Section 14.01(d), to pay all or any portion of the Make-Whole Premium in shares of Common Stock, the number of shares of Common Stock to be delivered as such payment shall equal the quotient of (x) the dollar amount of such Make-Whole Premium divided by (y) the Make-Whole Conversion Price. For purposes of this Agreement, the "MAKE-WHOLE CONVERSION PRICE" means the price computed as 98% of the arithmetic average of the Weighted Average Price of the Common Stock during each of the ten (10) Trading Days ending on the Trading Day immediately preceding the Effective Date. If the Company elects to pay the Make-Whole Premium in the same form of consideration used to pay for the shares of the Common Stock in connection with the applicable Fundamental Change, the value of the consideration to be delivered in respect of the Make-Whole Premium will be calculated as follows:

                        (i) securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market, The Nasdaq Small Cap Market or any similar system of automated dissemination of quotations of securities prices will be based on 98% of the arithmetic average of the Closing Price of such securities during each of the ten (10) Trading Days ending on the Trading Day immediately preceding the

Effective Date (provided that any securities that are issuable as part of such consideration shall meet the conditions set forth in Section 14.01(d) as if such securities were "Common Stock" under that section);

                        (ii) other securities, assets or property (other than cash) will be valued on 98% of the arithmetic average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Trustee; and

                        (iii) 100% of any cash.

            If a Make-Whole Premium is required, the Company or the Trustee, at the expense of the Company, shall from time to time appoint an independent nationally recognized investment bank to serve as calculation agent with respect calculation of the Make-Whole Premium (the "CALCULATION AGENT"). The Calculation Agent shall, on behalf and upon request by the Company or the Trustee, calculate
(A) the Stock Price and (B) the Make-Whole Premium with respect to such Stock Price based on the Effective Date specified by the Company or the Trustee, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within five (5) Business Days after the request by the Company or the Trustee. The Company, or at the Company's request and expense, the Trustee in the name of the Company, (X) shall notify the Holders of the Stock Price and the estimated Make-Whole Premium per $1,000 Principal Amount of Securities with respect to a Fundamental Change as part of the Fundamental Change Company Notice delivered in connection with a Fundamental Change in accordance with Section 11.06(b) or otherwise in accordance with the notice provisions of the Indenture and (Y) shall notify the Holders promptly upon the opening of business on the Effective Date of the number of shares of Common Stock or the amount of the cash payment (or, at the option of the Company, other securities, assets or property or cash into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be delivered in respect of the Make-Whole Premium, if any, payable in connection with conversions or redemptions upon such Fundamental Change.

                  (d) Provided that the Company has timely given a Fundamental Change Company Notice containing all the information required under Section 11.06(b), the Company may elect to pay all or any portion of the Make-Whole Premium in shares of Common Stock if and only if the following conditions shall have been satisfied (or waived by the applicable Holder):

                        (i) from and after the delivery of the Fundamental Change Company Notice relating to the Make-Whole Premium through the payment of the Make-Whole Premium, (1) the shares of Common Stock to be issued in connection with the Make-Whole Premium are (x) either registered, approved and/or qualified, as applicable, or exempt from any such registration, approval and qualification, as applicable, under applicable federal and state securities law such that such shares of Common Stock shall be upon issue validly issued and delivered in accordance with applicable federal and state securities laws and not subject to any transfer restrictions under the Securities Act or other securities laws and (y) listed or quoted for trading on a United States national securities exchange or approved for quotation on the Nasdaq National Market, The Nasdaq Small Cap Market or any similar system of automated dissemination of quotations of securities; and (2) there shall be sufficient authorized but unissued

(or issued but not outstanding) shares of Common Stock to issue the shares of Common Stock in connection with the Make-Whole Premium, and such shares of Common Stock will upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights; and

                        (ii) the receipt by the Trustee of an (1) Officers' Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (2) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Conversion in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of such Make-Whole Premium will be validly issued, fully paid and non-assessable and (3) an Officer's Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied.

            In the event of a Fundamental Change where the Company is not the surviving entity, for each conversion by a Holder after the Effective Date, such Holder shall receive in lieu of each share of Common Stock payable as part of the Make-Whole Premium the consideration received in such Fundamental Change for each share of Common Stock (provided that any securities that are issuable as part of such consideration shall meet the conditions set forth in this Section 14.01(d) as if such securities were "Common Stock" under this section).

            Promptly after determination of the actual number of shares of Common Stock to be issued in respect of the Make-Whole Premium, the Company shall publish a notice containing this information in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York or publish such information on the Company's web site or through such other public medium as the Company may use at that time.

            Section 14.02. Payment of Make-Whole Premium. On or prior to 12:00 noon (New York City time) on the Fundamental Change Settlement Date, the Company will deposit with the Trustee or with one or more Paying Agents additional shares of Common Stock, cash and/or other assets or property sufficient to satisfy the entitlement of the Holders of Securities under Section 14.01. Payment of the entitlement pursuant to Section 14.01 to Holders of Securities surrendered for conversion or redemption during the Fundamental Change Conversion/Repurchase Period will be made promptly on the Fundamental Change Settlement Date, by delivering entitlements to securities, mailing checks in respect of cash and/or delivering other assets or property for the amount payable to the Holders of such Securities entitled thereto as they (and their addresses) shall appear in the Security Register. To the extent that the aggregate amount of shares of Common Stock, cash and/or other assets or property deposited by the Company pursuant to this Section exceeds the aggregate entitlement of the Holders of Securities under Section 14.01 that are converted or redeemed in respect of the Fundamental Change and are entitled to receive the Make-Whole Premium, then, promptly after the Fundamental Change Settlement Date, the Paying Agent shall return any such excess to the Company.

            Section 14.03. Adjustment to the Make-Whole Premium. Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to
Section 13.06, the Stock Price Threshold and the Stock Price Cap shall be adjusted, and each of the Stock Prices set forth in the Make-Whole Premium Table shall be adjusted, by multiplying each such amount by a fraction the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to such adjustment.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                     VECTOR GROUP LTD.

                                     By:  /s/ Richard J. Lampen
                                          -------------------------------------
                                          Name:   Richard J. Lampen
                                          Title:  Executive Vice President

                                     WELLS FARGO BANK, N.A., as Trustee

                                     By:  /s/ Timothy P. Mowdy
                                          -------------------------------------
                                          Name:   Timothy P. Mowdy
                                          Title:  Assistant Vice President

                                   SCHEDULE I

             INITIAL PURCHASERS NOT SUBJECT TO CONVERSION LIMITATION

Jefferies Paragon Master Fund, Ltd.

                                    EXHIBIT A

                            FORM OF FACE OF SECURITY

            [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF VECTOR GROUP LTD. THAT (A) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO (I) VECTOR GROUP LTD. OR ANY SUBSIDIARY THEREOF, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (A)(IV) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.

            [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                Vector Group Ltd.

             5% Variable Interest Senior Convertible Notes Due 2011

                              CUSIP NO. 92240M AD 0

                                    U.S. $[ ]

            Vector Group Ltd., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "COMPANY"), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] United States Dollars ($ ) [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on November 15, 2011 and to pay interest on said principal sum quarterly on February 15, May 15, August 15 and November 15 of each year commencing February 15, 2005 at the rate of 5% per annum plus additional amounts, if any, as provided on the reverse hereof (subject to adjustment and for the period ending on and including November 15, 2006 a minimum rate of 6 3/4% per annum as set forth on the reverse hereto) to Holders of record on the immediately preceding February 1, May 1, August 1 and November 1 which interest has been paid, or if no interest has been paid, from November 18, 2004 until the Principal Amount is paid or duly made available for payment. On each February 15, May 15, August 15 and November 15, an additional sum shall be payable as interest on each Security equal to the product of (i) the number of shares of Common Stock into which such Security was convertible on the immediately preceding February 1, May 1, August 1 and November 1 for such Interest Payment Date (without regard to the Conversion Limitation) and (ii) the cash dividends or cash distributions paid by the Company in cash per share of Common Stock paid during the three-month period ending on immediately preceding February 1, May 1, August 1, and November 1. Except as otherwise provided in the Indenture, the interest payable on this Security pursuant to the Indenture on any February 15, May 15, August 15 and November 15 will be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Record Date, which shall be February 1, May 1, August 1 and November 1 (whether or not a Business Day) next preceding such February 15, May 15, August 15 and November 15 respectively. Payment of the principal of and interest accrued on this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, upon written application by a Holder of an aggregate Principal Amount of Securities in excess of U.S. $2 million to the Security Registrar setting forth wire instructions not later than ten days prior to the relevant payment date, such Holder may receive payment by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            The Issue Date of this Security is [November 18, 2004][date of issuance of Notes pursuant to Additional Investment Rights].

            Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving Holder of the Security the right to require redemption of this Security on November 15, 2009, the right to convert this Security into Common Stock of the Company and the right of the Holder of this Security to require the Company to repurchase this Security and upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

            This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

            This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                     VECTOR GROUP LTD.

                                     By: ______________________________________
                                          Authorized Signatory

                                    EXHIBIT B

                           FORM OF REVERSE OF SECURITY

            This Security is one of a duly authorized issue of Securities of the Company, designated as its 5% Variable Interest Senior Convertible Notes Due 2011 (the "SECURITIES"), all issued or to be issued under and pursuant to an Indenture, dated as of November 18, 2004 (the "INDENTURE"), between the Company and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

            The indebtedness evidenced by the Securities is unsecured and unsubordinated senior indebtedness of the Company and shall rank equally with the Company's other unsecured and unsubordinated indebtedness. The Company will not incur or issue any subordinated indebtedness unless such indebtedness is unsecured and subordinated to the Securities on terms no less favorable than those applicable to senior indebtedness which constitutes Designated Senior Indebtedness under the 2001 Indenture. The Securities constitute "Senior Indebtedness" and the Company has designated the Securities as "Designated Senior Indebtedness", in each case under the 2001 Indenture.

            1. Interest Rate. Interest on the Securities shall be payable quarterly in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding such Interest Payment Date. Interest on the Securities shall accrue at a rate of 5% per annum. On each Interest Payment Date, an additional sum shall be payable as interest on each Security equal to the product of (i) the number of shares of Common Stock into which such Security was convertible on the Record Date for such Interest Payment Date (without regard to the Conversion Limitation) and (ii) the cash dividends or cash distributions, whether periodic, special, extraordinary, non-recurring or other, paid by the Company in cash per share of Common Stock during the three-month period ending on such Record Date (all such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other transaction during the applicable calculation period). Notwithstanding the foregoing, during the period from November 18, 2004 to and including November 15, 2006, interest on the Securities shall accrue at the rate of 6 3/4% per annum if such rate would produce a greater amount of interest payable on any Interest Payment Date which includes any portion of such period than would result under the first four sentences of this paragraph 1. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Securities shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the Original Issue Date, until the Principal Amount is paid or duly made available for payment.

            2. Redemption Right of the Holder. No sinking fund is provided for the Securities. The Company shall have no right at its option to redeem the Securities at any time prior to the Stated Maturity. Subject to the terms and conditions of the Indenture, the Company shall redeem prior to the Stated Maturity any Securities which Holders elect for redemption in accordance with the Indenture on the Redemption Date. Each Holder making an election shall, by notice given in accordance with in accordance with the terms of the Indenture, have the right to have its Securities redeemed by the Company, in whole or in part, on the Redemption Date at the Redemption Price; provided, however, that each Holder must redeem on the Redemption Date an amount equal to such Holder's Minimum Redemption Amount.

            3. Applicable High Yield Discount Obligation. Notwithstanding the preceding paragraph 2, if the sum of each Holder's total Minimum Redemption Amount would, but for this provision, exceed the Maximum Accrual, then all accrued and unpaid interest, and if necessary the principal amount of the Securities, in excess of an amount equal to the Maximum Accrual shall be paid in cash by the Company to the Holders on the Redemption Date and at the end of any accrual period thereafter (as defined in section 1272(a)(5) of the Code) to prevent the Securities from being treated as an "Applicable High Yield Discount Obligation" within the meaning of section 163(i)(l) of the Code.

            4. Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Securities if a Fundamental Change occurs at any time prior to the Stated Maturity at the Fundamental Change Repurchase Price, (which Fundamental Change Repurchase Price will be paid in cash) plus any Make-Whole Premium required by the terms of the Indenture on the Fundamental Change Settlement Date.

            5. Withdrawal of Fundamental Change Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Repurchase Notice, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

            6. Payment of Redemption Price and Fundamental Change Repurchase Price. If cash sufficient to pay the Redemption Price or Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms of the Indenture), as the case may be, of all Securities or portions thereof to be redeemed or repurchased on the Redemption Date or on a Fundamental Change Settlement Date, as the case may be, is deposited with the Paying Agent on the Business Day prior to the Redemption Date or the Fundamental Change Settlement Date, as the case may be, the Securities to be redeemed or repurchased will cease to be outstanding and interest and Registration Default Payments, if any, will cease to accrue on such Securities (or portions thereof) immediately after such Redemption Date or Fundamental Change Settlement Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price or Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms of the Indenture), as the case may be, upon surrender of such Security).

            7. Conversion. Subject to the terms and conditions of the Indenture, at any time or times after the Issue Date, a Holder of a Security may convert the Principal Amount of such Security (or any portion thereof) into shares of the Company's common stock at the Conversion Price. The Conversion Price in effect at any given time is subject to adjustment. A Holder may convert fewer than all of such Holder's Securities so long as the Securities converted are an integral multiple of $1,000 Principal Amount. Holders converting any Securities or portions thereof shall be entitled to receive any accrued and unpaid interest on the Principal Amount being converted as of the Conversion Date to the extent provided for in the Indenture. If the Conversion Date occurs between the close of business on the Record Date and the opening of business on the immediately following Interest Payment Date, the Company shall pay to the applicable Holder in cash, on such Interest Payment Date, an amount equal to the accrued and unpaid interest through the Conversion Date on the Principal Amount of Securities such Holder is converting; provided, however, if the Company pays such Holder on such Interest Payment Date an amount equal to the interest otherwise payable to such Holder as if such Holder had not converted any Security or portion thereof prior to such Interest Payment Date, such Holder shall promptly pay to the Company an amount equal to the difference between (1) such interest payment received and (2) the amount of accrued and unpaid interest through the Conversion Date for the Principal Amount converted by such Holder.

            [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

            [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- Subject to certain limitations in the Indenture, at any time when the Company is not subject to
Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), upon the request of a Holder or any beneficial owner of a Restricted Security or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) and any reports required to be filed by them under the Exchange Act or Securities Act (as defined below) to such Holder or any beneficial owner of Restricted Securities, or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACt") in connection with the resale of any such security. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

            If an Event of Default shall occur and be continuing, the Principal Amount plus accrued and unpaid interest and Registration Default Payments, if any, through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Majority Holders. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Majority Holders a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of said principal hereof or interest hereon on or after the respective due dates expressed herein or for the enforcement of any conversion right.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, the Redemption Price or Fundamental Change Repurchase Price (plus any Make-Whole Premium required by the terms of the Indenture) of or interest and Registration Default Payments, if any, on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

            The Securities are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Security shall be governed by and construed in accordance with the laws of the State of New York.

            All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

If you want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                Signed: _________________________________

     (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:__________________________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

            In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

[Check One]

(1) _____ to the Company or a Subsidiary thereof; or

(2) _____ to a "Qualified Institutional Buyer" pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) _____ pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied.

Date:                                Signed: _________________________________

     (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: _________________________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                Signed: __________________________________

NOTICE: To be executed by an executive officer.

                              NOTICE OF CONVERSION

            If you want to convert this Security into Common Stock of the Company, check the box:

            To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

            $

            If you want the stock certificate made out in another person's name, fill in the form below:

             (Insert other person's social security or tax ID no.)

            (Print or type other person's name, address and zip code)

            Account Number:  ___________________________________
            (if electronic book entry transfer)

            Transaction Code Number:  __________________________
            (if electronic book entry transfer)

            Notwithstanding anything to the contrary contained herein, this Notice of Conversion shall constitute a representation by the holder of the Security submitting this Notice of Conversion that, after giving effect to the conversion provided for in this Notice of Conversion, such holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's affiliates) of a number of shares of Common Stock which exceeds the maximum percentage of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 13.02(i) of the Indenture.

Date:                                Signed: __________________________________

     (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: __________________________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT C

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            Wells Fargo Bank, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Date:                                WELLS FARGO BANK, N.A., as Trustee

                                     By: ______________________________________
                                          Authorized Signatory

                                    EXHIBIT D

                  FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

                                      , 20

_____________________________________

_____________________________________

_____________________________________

_____________________________________

Attention:

            Re: Vector Group Ltd. (the "COMPANY")

5% Variable Interest Senior Convertible Notes Due 2011

This is a Fundamental Change Repurchase Notice as defined in Section 11.06 of the Indenture dated as of November 18, 2004 (the "INDENTURE") between the Company and Wells Fargo Bank, N.A., as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 11.06 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased as of the Fundamental Change Settlement Date pursuant to the terms and conditions thereof and of the Indenture.

Signed: _______________________________________________________________________

                                      D-1